Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Global Defense & National Security Systems, Inc.

We have audited the accompanying balance sheet of Global Defense & National Security Systems, Inc. (a development stage company) (the “Company”) as of October 29, 2013. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Global Defense & National Security Systems, Inc. (a development stage company) as of October 29, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass

New York, New York

November 4, 2013

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.
(a development stage company)

BALANCE SHEET
October 29, 2013

ASSETS
Current assets:
Cash	$1,082,434
Non-current assets:
Cash held in Trust	72,795,000
Total assets	$73,877,434

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued offering costs	$100,966
Due to affiliate	75,850
Total current liabilities	176,816

Deferred underwriting compensation	1,897,500
Total liabilities	2,074,316

Common stock subject to possible redemption: 6,332,048 shares (at redemption value of approximately $10.55 per share)	66,803,106

Stockholder's equity
Common stock, $.0001 par value, 100,000,000 shares authorized;
9,624,725 shares issued and outstanding, (excluding 6,332,048 shares subject to possible redemption)	329
Additional paid-in capital	4,999,683
Deficit accumulated during the development stage	-
Total stockholder’s equity	5,000,012
Total liabilities and stockholder’s equity	$73,877,434

See accompanying notes to balance sheet

NOTES TO BALANCE SHEET

1.	DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Global Defense & National Security Systems, Inc. (a development stage company) (the “Company”) is a newly organized blank check company incorporated in Delaware on July 3, 2013. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Combination”). The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

At October 29, 2013, the Company had not commenced any operations. All activity through October 29, 2013 relates to the Company’s formation and the initial public offering (“Public Offering”) described below in Note 3.

The registration statement for the public offering was declared effective on October 24, 2013. The Company consummated the public offering on October 29, 2013 and received net proceeds of approximately $73,545,000 which includes $7,215,000 received from the private placement of 721,500 shares to Global Defense & National Security Holdings LLC, a Delaware limited liability Company (the “Sponsor”) ( the “Private Placement”—Note 5).

The underwriters also exercised their overallotment option on consummation of the Public Offering on October 29, 2013.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Public Offering (as defined in Note 3 below), although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

Net proceeds of $72,795,000 from the public offering and simultaneous private placements of the placement shares (as described below in Note 5) is being held in a trust account in the United States maintained by American Stock Transfer & Trust Company, acting as trustee. An amount equal to a percentage of the gross proceeds of the Public Offering will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, will not submit the transaction for stockholder approval, unless otherwise required by law. The Company will proceed with a Business Combination if it is approved by the board of directors. In the event that the Company is required to seek stockholder approval in connection with our initial Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding ordinary shares that are voted are voted in favor of the Business Combination. In connection with such a vote, the Company will provide our stockholders with the opportunity to redeem their shares of our Common Stock upon the consummation of our initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to us for the payment of taxes, divided by the number of then outstanding shares of Common Stock that were sold in the Public Offering, subject to the limitations described within the registration statement and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed Business Combination. These shares of Common Stock are recorded at a redemption value and classified as temporary equity, in accordance with ASC 480 “Distinguishing Liabilities from Equity”. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. The initial stockholder, Global Defense & National Security Holdings LLC (the “Sponsor”) has agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote its Sponsor’s Shares (as defined in Note 5 below), Private Placement Shares (as defined in Note 5 below) and any Public Shares held, in favor of approving a Business Combination.

Our Sponsor, officers and directors have agreed that the Company will have only 21 months from the consummation of the Public Offering to consummate our initial Business Combination. If we are unable to consummate our initial Business Combination within 21 months, we will (i) cease all operations except for the purposes of winding up of our affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon which was not previously used for payment of franchise and income taxes, pro rata to our public stockholders by way of redemption of our Public Shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.

The Sponsor has agreed to waive its redemption rights with respect to the Sponsor’s Shares and Private Placement Shares (i) in connection with the consummation of a Business Combination, (ii) if we fail to consummate our initial Business Combination within 21 months from the consummation of the Public Offering, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation prior to the expiration of the 21 month period. However, if our Sponsor should acquire Public Shares in or after the Public Offering, it will be entitled to redemption rights with respect to such Public Shares if we fail to consummate a Business Combination within the required time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event we do not consummate a Business Combination within 21 months from the consummation of the Public Offering and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of our Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share of Common Stock in the Public Offering.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying balance sheet is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities”. At October 29, 2013, the Company has not commenced any operations nor generated revenue to date. All activity through October 29, 2013 relates to the Company’s formation and the Public Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Public Offering.

Offering Costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A, “Expenses of Offering” whereby offering costs incurred prior to the initial public offering were capitalized and then charged to stockholders’ equity upon the completion of the offering. Accordingly, at October 29, 2013, offering costs of approximately $4,435,000 (including $2,070,000 of underwriter fees paid at closing and $1,897,500 of deferred underwriting compensation) have been charged to stockholders’ equity upon completion of the Public Offering.

Redeemable common stock

All of the common shares sold in the Public Offering contain a redemption feature which allows for the redemption of common shares under the Company's liquidation or tender offer/ stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets (stockholders' equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against accumulated deficit and in the absence of accumulated deficit, by charges against paid-in capital.

Accordingly, at October 29, 2013, 6,332,048 of the Public Shares are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released for working capital (approximately $10.55 at October 29, 2013).

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s balance sheet.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Income taxes

The Company complies with the accounting and reporting requirements of FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

There were no unrecognized tax benefits as of October 29, 2013. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at October 29, 2013. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

3.	PUBLIC OFFERING

The Public Offering called for the Company to offer for sale 6,000,000 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), at $10.00 per share (or 6,900,000 shares of Common Stock after the underwriters’ over-allotment option was exercised in full) (“Public Shares”). The Company granted the underwriters a 45 day option to purchase up to 900,000 shares of Common Stock to cover over-allotment. The overallotment option was exercised by the underwriter upon consummation on October 29, 2013. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Public Offering and the Sponsor’s Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to effect a Business Combination successfully. Upon the closing of the Public Offering, management has agreed that the price per Public Share sold in the Public Offering, including the proceeds of the private placement of the Private Placement Shares, were deposited in the Trust Account and invested in United States government treasury bills having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, that invest solely in U.S. treasuries until the earlier of the consummation of its first Business Combination and the Company’s failure to consummate a Business Combination within 21 months. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Sponsor has agreed that it will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, it may not be able to satisfy those obligations should they arise. The remaining net proceeds (held outside the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The amount of proceeds not deposited in the Trust Account is $750,000. In addition, interest income on the funds held in the Trust Account may be released to the Company to pay its franchise and income tax obligations.

The Company has its shares listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the target business or businesses that the Company acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for its Business Combination, although the Company may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance.

In connection with the Public Offering, the Sponsor committed to purchase shares of Common Stock at a price of $10.00 per share (the “Private Placement Shares”) in a private placement which occurred simultaneously with the consummation of the Public Offering. The purchase price of the Private Placement Shares is added to the proceeds from the Public Offering held in the Trust Account. If we do not complete a Business Combination within 21 months from the consummation of the Public Offering, the proceeds from the sale of the Private Placement Shares held in the Trust Account will be used to fund the redemption of our Public Shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the Private Placement Shares, which will expire worthless.

The Private Placement Shares will not be transferable, assignable or salable until 30 days after the consummation of our initial Business Combination.

4.	OVER-ALOTTMENT OPTION EXERCISED

The Company announced on October 28, 2013 that the over-allotment option for its initial public offering was exercised and consummated to the full extent of 900,000 shares. The 6,900,000 Public Shares sold in the offering, including the 900,000 Public Shares sold pursuant to the over-allotment option, were sold at an offering price of $10.00 per share, generating gross proceeds of $69,000,000 to the Company.

5.	RELATED PARTY TRANSACTIONS

In order to finance transaction costs in connection with an intended initial Business Combination, our Sponsor, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we consummate an initial Business Combination, we would repay such loaned amounts. In the event that the initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Such loans may be convertible into shares of common stock of the post Business Combination entity at the higher of a price of $10.00 and the price at the time of combination per share at the option of the lender. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

As of October 29, 2013, our Sponsor has advanced to us a total of $75,850 which has been used for the payment of operating expenses and costs associated with the Public Offering. This advance is non-interest bearing, unsecured and is due on demand.

In July 2013, the Company issued 2,003,225 shares of Common Stock to the Sponsor (the “Sponsor’s Shares”) for an aggregate purchase price of $25,000. These shares include up to 261,290 shares of Common Stock which were subject to forfeiture if and to the extent the underwriters’ over-allotment option was not exercised in full.

Simultaneously with the closing of the Public Offering, the Company completed the private sale of 721,500 shares of Common Stock (the “Private Placement Shares”) at a purchase price of $10.00 per Private Placement Share (including 76,500 shares from exercising of the overallotment), to the Company’s sponsor, Global Defense & National Security Holdings LLC (the “Sponsor), generating gross proceeds to the Company of $7,215,000 (including additional $765,000 as a result of the overallotment being exercised). The Private Placement Shares are identical to the shares sold in the Public Offering, except that the Sponsor has agreed (1) to vote the Private Placement Shares in favor of any proposed business combination, and (2) not to convert any Private Placement Shares in connection with a stockholder vote to approve any proposed initial business combination or to sell any Private Placement Shares to the Company pursuant to any tender offer in connection with any proposed initial business combination. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Shares (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination.

The Sponsor’s Shares are identical to the Public Shares, except that (1) the Sponsor’s Shares are subject to certain transfer restrictions, as described in more detail below, and (2) our Sponsor has agreed: (i) to waive its redemption rights with respect to its Sponsor’s Shares, Private Placement Shares and Public Shares in connection with the consummation of a Business Combination and (ii) to waive its redemption rights with respect to its Sponsor’s Shares and Private Placement Shares if we fail to consummate a Business Combination within 21 months from the consummation of the Public Offering. However, our Sponsor will be entitled to redemption rights with respect to any Public Shares it holds if we fail to consummate a Business Combination within such time period. If we submit our initial Business Combination to our public stockholders for a vote, our Sponsor has agreed to vote its Sponsor’s Shares, Private Placement Shares and any Public Shares held in favor of our initial Business Combination.

All of the Sponsor’s shares outstanding at Public Offering will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent. Of the total Sponsor’s Shares, 50% of such shares will be released from escrow six months after the closing of the Business Combination. The remaining 50% of the Sponsor’s Shares will be released from escrow one year after the closing of the Business Combination. Up to 261,290 of the Sponsor’s Shares will be released from escrow and cancelled if the over-allotment option is not exercised in full as described herein.

The Sponsor is entitled to registration rights pursuant to a registration rights agreement. The Sponsor will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of Common Stock commencing on the date such Common Stock is released from lockup. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Commencing on the date that our securities are first listed on NASDAQ, October 24, 2013, we have agreed to pay our Sponsor a total of $10,000 per month for office space, administrative services and secretarial support. Upon consummation of our initial Business Combination or our liquidation, we will cease paying these monthly fees.

6.	COMMITMENTS & CONTINGENCIES

The Company granted the underwriters a 45-day option to purchase up to 900,000 additional shares of Common Stock to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions. This over-allotment option was exercised and consummated upon closing of the public offering on October 29, 2013.

The underwriters were entitled to an underwriting discount of three percent (3.0%) which was paid in cash at the closing of the Public Offering, including any amounts raised pursuant to the overallotment option. In addition, the underwriters will be entitled to a deferred fee of two and three quarter percent (2.75%) of the Public Offering, including any amounts raised pursuant to the overallotment option, payable in cash upon the closing of a Business Combination.

7.	STOCKHOLDER’S EQUITY

Common Stock — The Company is authorized to issue 100,000,000 shares of Common Stock with a par value of $0.0001 per share. Holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock. At October 29, 2013, there were 9,624,725 shares of Common Stock issued and outstanding.

8.	SUBSEQUENT EVENTS

Management has approved the financial statement and performed an evaluation of subsequent events through October 29, 2013, the date the financial statement was available for issuance, noting no items requiring disclosure.